UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10700 Bren Road West
Minnetonka, MN 55343
(Address of principal executive offices) (Zip Code)

(952) 930-6000
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

Not Applicable.

     (b)  Pro Forma Financial Information.

Not Applicable.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 12, 2004 (included herewith)

Item 12. Results of Operations and Financial Condition.

On February 12, 2004, the Company issued a press release announcing financial results for the fourth quarter and full 2003 fiscal year. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated February 12, 2004 announcing the Company’s financial results for these periods.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release includes a schedule disclosing operating income, net income, and net income per share excluding the effect of the change in warranty allowance described in the press release, the 2002 pension fund termination, and the operating loss of Cryogen, Inc., which the Company acquired on December 30, 2002, to facilitate a comparison of the Company’s results without these events. These financial measures in this schedule have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the Company has included in this schedule a reconciliation of these non-GAAP financial measures to most directly comparable GAAP financial measures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By: /s/ M. James Call M. James Call Executive Vice President and Chief Financial Officer

Dated:	February 12, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated February 12, 2004